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                                                                    EXHIBIT 3.27





                               DEEDS OF FOUNDATION

                       HERBALIFE INTERNATIONAL FINLAND OY
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Office translation from Finnish

DEED OF FORMATION

The undersigned has today decided to form a company named Herbalife International Finland Oy, the domicile of which is Helsinki.

The issues referred to under Section 2 Article 2 in the Companies Act are set out as follows:

1     The founder is Johan Aalto, Attorney, Finnish citizen, Kauniainen, address: c/o Asianajotoimisto Hannes Snellman, Etelaranta 8, 00130 Helsinki.

2     For each of the shares, its nominal value of FIM 100 has to be paid to the company.

3     One thousand (1.000) shares corresponding to the share capital of FIM
100.000 are offered for subscription to Herbalife International Inc. immediately after the signing of this Deed of Formation.

4     The shares shall be paid in full by 3.7.1995 at the latest.

5     The constitutive meeting is held immediately after the signing of this
Deed of Formation and the subscription of the shares without a separate notice.

6     A draft for the Articles of Association has been attached to this Deed of
Formation.

Helsinki, 3.5.1995

   /s/ Johan Aalto
----------------------
     Johan Aalto



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Office translation from Finnish

SUBSCRIPTION LIST

The undersigned company, which has got acquainted with the attached copy of the Deed of Formation of Herbalife International Finland Oy, hereby subscribes all of the 1,000 (one thousand) offered shares of the company.

Helsinki, 3.5.1995

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Herbalife International Inc.





 /s/ Christopher Pair
----------------------

9800 La Cienega Blvd., Inglewood
California 90301, United States of America

I approve of the above subscription. Place and time as above.

   /s/ Johan Aalto
----------------------
     Johan Aalto



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